Ex-99.1

                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                 MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO

     THE DECLARATION OF TRUST of Merrill Lynch Consults International Portfolio made the 26th day of June 1992 is amended and restated the 31st day of July, 1992, by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of the Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                              W I T N E S S E T H:

     WHEREAS, the Trustees desire to form a trust fund under the law of Massachusetts for the investment and reinvestment of funds contributed thereto; and,

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I

                                   The Trust

     1.1. Name. The name of the trust created hereby (the "Trust") shall be "Merrill Lynch Consults international Portfolio," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

     The terms "Affiliated Person," "Assignment," "Commission,of "Interested Person," "Majority Shareholder Vote" (the 67% or more than 50% requirement of the third sentence of Section 2(a) (42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time.

     "Declaration" shall mean this Declaration as amended from time to time. References in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

     "Fundamental Policies" shall mean the investment restrictions set forth in the Prospectus and designated as fundamental policies therein.

     "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Prospectus" shall mean the currently effective Prospectus of the Trust under the Securities Act of 1933, as amended, including, the Statement of Aditional Information incorporated by reference therein.

     "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

     "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

     "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, other persons who at the time in question have been duly elected or appointed and have qualified as trustees in acccdance with the provisions hereof and are then in office, are herein referred to as the "Trustees", and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

     "Trust Property" shall mean as of any particular time any and real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

     The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.



                                   ARTICLE II

                                    Trustees

     2.1. Number and Qualification. The number of Trustees shall be fixed from, time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen (except prior to the first public offering of Shares). Any vacancy created by an increase in Trustees may, to the extent permitted by the 1940 Act, be filled by the appointment of an having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees need not own Shares.

     2.2 Term Of Office. Each Trustee shall (except in the event of resignations or removals or vacancies pursuant to Sections 2.3 or 2.4 hereof) hold office until his successor has been elected and is qualified to serve as Trustee.

     2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writting signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.2 hereof) with cause, by the action of two-thirds of the remaining Trustees. Any Trustee may be removed at any special meeting of the Shareholders by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such, documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Shareholders, acting as. any meeting of Shareholders held in accordance with Section 10.2 hereof, or, to the extent permitted by the 1940 Act, a majority of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office as provided in this Declaration.

     2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without calll or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall consititute a waiver of notice of such Trustee at a meeting shall constitute a waiver of notice of such meemting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any busniess on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taked at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all neetings of any section committee shall be a majority of the members hereof unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent pemitted by the 1940 Act.

     All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.

     2.6. Officers. The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and President shall be and the Secretary and Treasurer may but need not, be a Trustee.

     2.7 By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the busness of the Trust.



                                  ARTICLE III

                               Powers of Trustees

     3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delecation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:


          (a) conduct, operate and carry or, the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures contracts, options, onf futures contracts and other investments, including, without limitation, those issued, guarenteed or sponsored by any state terrotory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any banking institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all investments of envery kind and description, including, without limitation, the right to consent and otherwise act respect thereto, wit), power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in ehich the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

     The Trustees shall not be limited to investing in obligations Maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3. Legal Title. Legal Title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

     The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon removal or death of a Trustee he shall automatic ically cease to have any right, title or interest in any of the in the Trust and the right title and interest of such trustee in the Trust property shall vest automatically in the remaining trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase redemption, retirement, cancellation or acquisision of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     3.5. Borrow Money. Subject to the Fundamental Policies, the Trustees have power to borrow money or otherwise obtain credit and to secure the sane by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

     3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claim relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, to pay reasonable compensation from the funds of the trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The may pay themselves such compensation for special services, including legal, underwiting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursements for expenses reasonable incurred by themselves on behalf of the Trust.

     3.9 Miscellaneous Powers. The Trustees shall have the to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negliqence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, reliigious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any advisor, administrator, manager, distributor and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtenesss or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the intertsts of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the of the Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.



                                   ARTICLE IV

                    Management and Distribution Arrangements

     4.1. Management Arrangements. Subject to a Majority Shareholder Vote, as required by the 1940 Act, the Trustees may in their discretion from, time to time enter into advisory or management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory and management services as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of Declaration, the Trustees may authorize any advisor or manager (subject to such general or specific as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such advisor or manager (and all without further action by the Trustees). Any such purchases,sales, loans and exchanges shall be deemed to have been by all of the Trustees.

     4.2. Distribution Arrangements. The Trustees may in their discretion from time to time enter into a contract, providing for the sale of the Shares of the Trust to net the Trust not less than the par value per share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares.


     4.3. Parties to Contract. Any contract of the character described in
Section 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, trust, or associate or more of the Trustees or officers of the Trustee, director, Trustee, shareholder, or member of such other party other contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any less expense to the Trust under or by reason of said contract or accountabe for any profit realized directly or indurectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistend wtih the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.2 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

     4.4. Provisions and Amendments. Any contract entered into pursuant to
Section 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Section 4.1 shall be effective unless assented to by a Mandatory Shareholder Vote.


                                   ARTICLE V

         Limitations of Liability of Shareholders, Trustees and Others

     5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to Such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is a party to any such or proceeding to enforce any such he shall not on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     5.3. Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees), reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification, either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable befief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in
Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security, for the performance of any of his duties hereunder.

     5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to hvae been executed or done by the executors thereof only in their cpacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made herein to the Declaration, and may contain any further recital which they may deem appropriate bu the ommission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Turstees shall deem adequate to cover possible tort liability, and such rhte insurance as the Trustees in their sole judgment shall deem advisable.

     5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, distributor, selected dealers, accountants, appraisers or other experts or consultants elected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or experts may also be a Trustee.



                                   ARTICLE VI

                         Shares of Beneficial Interest

     6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $0.10 per share. The number of such shres of beneficial interest authorized hereunder is unlimited. The Trustees, in their discretion without a vote of the Shareholders, say divide the shares of beneficial nto classes. The initial class of shares shall be designated as shares interest. If however. the Trustees, in their discretion, determine to issue an additional lass or classes of shares. the initial class of shares shall automatically and without aquiring any action on the part of the Trustees, be redesignated as Class C shares of beneficial interest. If the Trustees determine to issue an additional class or classes of hares of beneficial interest, eac class shall represent interests in the Trust property and gave identical voting, dividend, liquidation and other rights and the same terms And conditions except that expenses related directly or indirectly to the distribution of the hares of a class may be borne solely by such class (as shall be determined by the Trustees) and, as provided in Section 10.1, a class may have exclusive voting rights with respect to the matters relating to the expenses being borne solely by such class. The bearing of such expenses solely by a class of Shares shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the shares of such class . The division of the Shares into classes and the terms and conditions pursuant to which the Shares of the classes will be issued must be made in compliance with the 1940 Act. So division of Shares into classes shall result in the creation of a class of hares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust. All Shares issued hereunder including, without limitation, Shares issued in collection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

     6.2. Right of Shareholders. The ownership of the Trust Property of very description and the right to conduct any business hereinbefore described are vested exclusively in the trustees, and the Shareholders shall have no interest therein otber than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or as assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to reference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4).

     6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     6.4. Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury. to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to. and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby, changing the Proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

     6.5. Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the descretion of the Trustees which shall contain the names and addresses of the Shareholders said the number of Shares hold by then respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any, dividend or distribution, nor to have notice given to him as herein until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, discretion may authorize the issuance of share certificates appropriate rules and regulations as to their use.


     6.6. Transfer Aqent and Registrar. The Trustee shall have power to employ a transger agent or transfer agents, and a registrar or registrantts. The Transger agent or transfer agents may keep the said register and record therein the original issues agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a except as modified by the Trustees.

     6.7. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees cor a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares inconsequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

     6.8. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.



                                  ARTICLE VII

                                   Custodian

     7.1. Appointment and Duties. The Trustees shall at all times employ one or more custodians, meeting the qualifications for custodians for portfolio securities of investment Companies contained in the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations and other if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

     (1) to hold the securities owned by the Trust and deliver the same upon written order;

     (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

     (3) to disburse such funds upon orders or vouchers


     (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

     (5) if authorized to do so by the Trustees, to compute , the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder vote, the custodain shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize the custodian to employ one or more subcustodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian shall meet the qualifications for case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

     7.2. Central Certificate System. Subject to such rules, regulations and ofders as the commission may adopt, the trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system ;re treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.


                                  ARTICLE VIII

                                   Redemption

     8.1 Redemption. All outstanding shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this
Article VIII. The Trust shall upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the application of a formula adopted for such purpose by resolution of the Trustees (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus from time to time.

     8.2 Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faiths be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

     8.3. Redemption of Accounts of Less than $1,000. Due to the relatively high cost of maintaining investment accounts Of less than $2,000, the Trustees shall have the power to redeem shares at a redemption price determined in accordance with Section 6.2 if at any time the total investment in such account does not have a value of at least $1,000; provided, however, that the Trustees may not exercise such power if the Prospectus does not described such power. In the event the Trustees determine to exercise thee power to redeem Shares provided in this Section 6.3, Shareholders shall be notified that the value of their account. is less than, $2,000 and allowed 60 days to make an additional investment before redemption is processed.


                                   ARTICLE IX

         Determination of Net Asset Value, Net Income and Distributions

     9.1 get Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value of Shares of each class shall be determined by the Trustees and shall be as &at forth in the Prospectus with any expenses being borne solely by a class of Shares being reflected in the net asset value of such Shares. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     9.2 Distributions to Shareholders. The Trustees shall frorm time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in-surplus), capital, or assets held by the Trustees as they deem proper with any expenses being borne solely by a class of Shares being reflected in the net profits or other assets being distributed to such class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such Banner, at such tires, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     9.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by, 23 the Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or hereafter amended or modified.


                                   ARTICLE X

                                  Shareholders

     10.1. Voting Powers. The Shareholders shall have the power to vote (i) for the removal of Trustees as provided in Section 2.3, (ii) with respect to any advisory or management contract as provided in Section 4.1, (iii) with respect to the amendment of this Declaration as may be provided in Section 11.3, (iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable lav or by this Declaration or by the By-Laws of the Trust, and
(v) with respect to such additional matters relating to the Trust as may be properly submitted for Shareholder approval. If the Shares shall be divided into classes as provided in Article VI hereof, the Shares of each class shall have identical voting rights except that the Trustees, in their discretion, may provide a class with exclusive voting rights with respect to matters related to expenses being borne solely by such class.

     10.2. Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding shares having voting rights, such request specifying the purpose or purposes for which meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of one-third of the outstanding Shares present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at the meeting, the affirmative vote of a majority of the Shares represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law, the Declaration or by the By-Laws of the Trust requires a greater number of affirmative votes. If the Shares shall be divided into classes with a class having exclusive voting rights with respect to certain matters, the aforesaid quorum and voting requirements with respect to action to be taken by the Shareholders of the class on such matters shall be applicable only to the Shares of such class.

     10.3. Notice of Meeting. Notice of all meetings of the Shareholders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting shall be held as adjourned without further notice.

     10.4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purposes of any other action, the Trustees may from time to time close the transfer books for such period not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or daily dividends or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by Section 9.2 hereof.

     10.5. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless It shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resoluton of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, anv one of then may vote at any meeting in person or by proxy respective of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners of Proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise. and the burdon of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or mangement of such shares of any vote by his guardianship or such other person appointed or having such control, and such vote may be given in person or by proxy.


     10.6. Reports. The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all, Shareholders of record; within the time required by the 1940 Act, and in any event within a reasonable period preceding the annual meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

     10.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     10.8. Shareholder Action bv Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE XI

            Duration; Termination of Trust; Amendment; Mergers, Etc.

     11.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article XI.

     11.2. Termination of Trust.

     (a) The Trust may be terminated (i) solely upon a majority vote of the Board of Trustees of the Trust, and without a vote of Shareholders, within five years after the Trust commences operations if the Trust does not have net assets in excess of $100 million or (ii) by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. Upon the termination of the Trust,

     (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been would up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of each class, according to their respective rights taking into account the proper allocation of expenses being borne solely by any class of Shares.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interest of all Shareholders shall thereupon cease.

     11.3. Amendnent Procedure.

     (a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

     (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provisions hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     11.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than a majority of the Shares, or by an instrument or instruments in writing without meeting, consented to by the holders of not less than a majority of such Shares, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

     11.5. Incorporation. With the approval of the holders of a majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws or any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or ctherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders. for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.


                                  ARTICLE XII

                                 Miscellaneous

     12.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such Other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowleced by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certicifate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealthh of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original declaration and the various amendments thereto.

     12.2. Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initiall be of Corporation System, 12 Oliver Street, Boston, Massachusetts the Trustees may designate a successor resedent agent, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

     12.3. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and subject validity and construction of every provision hereof shall be subject to and construed according to the laws of said State and reference small be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     12.4. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded.

      IN WITNESS WHEREOF, the undersigned, constituting all of the Trustees of the Trust, have caused these presents to be executed as of 31st day of July, 1992.

/s/ Philip L. Kirstein
    ----------------------
    Philip L. Kirstein
    79 West Shore Drive
    Pennington, New Jersey 08534

/s/ Mark B. Goldfus
    ----------------------
    Mark B. Goldfus
    509 Bergen Street
    Lawrenceville, New Jersey 08648

/s/ Jerry Weiss
    ----------------------
    Jerry Weiss
    13 Bayberry Road
    Princeton, New Jersey 08540


The principal office of the Trust is: 800 Scudders Mill Road
                                      Plainsboro, NJ 08536